Exhibit 10.1

IFM Investments Limited

Amended and Restated 2006 Stock Incentive Plan

Section 1. Purpose of Plan.

The name of this plan is the IFM Investments Limited Amended and Restated 2006 Stock Incentive Plan (the “Plan”). The Plan was adopted by the Board (as hereinafter defined) on January 31, 2008 and approved by the shareholders of the Company (as hereinafter defined) on January 31, 2008. The Plan was originally adopted in December, 2005, was amended and restated in August and October, 2006. The purpose of the Plan is to provide additional incentive to those officers, employees, directors, consultants and other service providers of the Company and its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Other Awards (each as hereinafter defined). From and after the consummation of a Public Offering (as hereinafter defined), the Board may determine that the Plan is intended, to the extent applicable, to satisfy the requirements of section 162(m) of the Code (as hereinafter defined) and shall be interpreted in a manner consistent with the requirements thereof.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Administrator” means the Board or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)	“Articles” means the Articles of Association of the Company, as may be amended from time to time.

(c)	“Award” means an award of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards under the Plan.

(d)	“Award Agreement” means, with respect to each Award, the written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(e)	“Board” means the Board of Directors of the Company.

(f)

“Cause” means (1) the continued failure by the Participant substantially to perform his or her duties and obligations to the Company, including without limitation repeated refusal to follow the reasonable directions of the employer, knowing violation of law in the course of performance of the duties of Participant’s employment with the Company, repeated absences from work without a reasonable excuse, and intoxication with alcohol or illegal drugs while on the Company’s premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) fraud or material dishonesty against the Company; (3) a conviction or plea of guilty for the commission of a felony or a crime involving material dishonesty; or (4) the failure to meet reasonable and preestablished performance goals. Determination of Cause shall be made by the Administrator in its sole discretion.

(g)	“Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, amalgamation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

(h)	“Change in Control” means the first to occur of any one of the events set forth in the following paragraphs, provided that a Public Offering shall not constitute a Change in Control:

(i)	any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) hereof; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of a Public Offering, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the effective date of a Public Offering or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)	there is consummated a merger, consolidation or amalgamation of the Company with any other corporation other than (A) a merger, consolidation or amalgamation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (B) a merger, consolidation or amalgamation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least a majority of the board of directors of which comprises individuals who were directors of the Company immediately prior to such sale or disposition.

(i)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(j)	“Committee” means any committee or subcommittee the Board may appoint to administer the Plan. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. From and after the consummation of a Public Offering, the composition of the Committee shall at all times consist solely of persons who are (i) “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, and (ii) unless otherwise determined by the Board, “outside directors” as defined in section 162(m) of the Code.

(k)	“Ordinary Shares” means the ordinary shares in the capital of the Company, par value $0.01 per share.

(l)	“Company” means IFM Investments Limited, a Cayman Islands Company (or any successor corporation).

(m)	“Disability” means (1) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Company; (2) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of section 22(e)(3) of the Code; or (3) such other condition as may be determined in the sole discretion of the Administrator to constitute Disability.

(n)	“Eligible Recipient” means an officer, director, employee, consultant, advisor or another service provider of the Company or of any Parent or Subsidiary. “Recipient” is sometimes used herein to describe an Eligible Recipient who has been granted an Award of Restricted Stock or Restricted Stock Units.

(o)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p)	“Exercise Price” means the per share price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

(q)

“Fair Market Value” as of a particular date shall mean the fair market value of a Share as determined by the Administrator in its sole discretion; provided that (i) if the Shares are admitted to trading on a national securities exchange, the fair market value of a Share shall be the closing sale price reported for such share on such exchange on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation (“Nasdaq”) System or other comparable quotation system and has been designated as a National Market System (“NMS”) security, the fair market value of a

Share shall be the closing sale price reported for such share on such system on the date of determination (or, if no closing sales price was reported on that date, on the last trading date such closing sales price was reported), (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of a Share shall be the average of the highest bid and lowest asked prices of such share on such system on the date of determination (or, if no bid and ask prices were reported on that date, on the last trading date such bid and ask prices were reported) or (iv) in the absence of an established market for the Shares of the type described in (i), (ii) and (iii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith. Notwithstanding the foregoing provisions, under no circumstances shall the Fair Market Value be less than the price per share at which the Series B Preferred Shares were last issued to the holders thereof.

(r)	“Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships of the Participant; trusts for the benefit of such immediate family members; or partnerships in which such immediate family members are the only partners.

(s)	“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(t)	“Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(u)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(v)	“Other Award” means an Award granted pursuant to Section 13 hereof.

(w)	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(x)	“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Options or awards of Restricted Stock, Restricted Stock Units or Other Awards. A Participant who receives the grant of an Option is sometimes referred to herein as “Optionee.”

(y)	“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(z)	“Preferred Directors” means the Series A Directors and the Series B Director.

(aa)	“Public Offering” means the first underwritten initial public offering of Shares by the Company.

(bb)	“Qualifying Termination” means a termination of a Participant’s employment or service by the Company other than for Cause or by the Participant for Good Reason. For purposes of the Plan, “Good Reason” means any of the following acts or omissions that take place on or after the occurrence of a Change in Control: (i) a change of the Participant’s place of employment by more than fifty (50) miles; or (ii) a material reduction in the Participant’s salary or bonus opportunity.

(cc)	“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares.

(dd)	“Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 8 hereof.

(ee)	“Restricted Stock Units” means the right to receive in cash or Shares the Fair Market Value of the Shares granted pursuant to Section 8 hereof.

(ff)	“Shares” means Ordinary Shares and any successor security.

(gg)	“Series A Directors” means the members of the Board appointed by the holders of a majority of Series A Preferred Shares pursuant to the Company’s Articles of Association.

(hh)	“Series A Preferred Shares” means preferred shares in the capital of the Company of par value US$0.01 per share, all of which are designated as Series A Shares issued subject to and in accordance with the Company’s Articles of Association.

(ii)	“Series B Director” means the member of the Board appointed by the holders of a majority of Series B Preferred Shares pursuant to the Company’s Articles of Association.

(jj)	“Series B Preferred Shares” means preferred shares in the capital of the Company of par value US$0.01 per share, all of which are designated as Series B Shares issued subject to and in accordance with the Company’s Articles of Association.

(kk)	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

Section 3. Administration.

(a)	The Plan shall be administered by the Board or, at the Board’s sole discretion, by the Committee, which shall serve at the pleasure of the Board. Pursuant to the terms of the Plan, the Administrator shall have the power and authority, without limitation:

(i)	to select those Eligible Recipients who shall be Participants;

(ii)	to determine whether and to what extent Options or awards of Restricted Stock, Restricted Stock Units or Other Awards are to be granted hereunder to Participants;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Options or awards of Restricted Stock, Restricted Stock Units or Other Awards granted hereunder;

(vi)	to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(vii)	to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan.

(b)	The Administrator may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (ii) accelerate the lapse of restrictions, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to any such Award; provided that no action under this Section 3(b) shall adversely affect any outstanding Award without the consent of the holder thereof.

(c)	All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)

So long as any Preferred Shares are outstanding, any actions, decisions or determinations taken pursuant to the authority granted to the Board, Committee or Administrator under the Plan shall require the approval of each of the Preferred Directors; provided, however, such approval of the Preferred Directors shall not be required with respect to the issuance of options for up to

2,000,000 Shares to Donald Zhang and/or Harry Hang Lu so long as each is an Eligible Recipient; provided, further however, all other terms of such options shall be in compliance with the terms and conditions of the Plan, including without limitation Sections 2(p) and 7(b) - (d).

Section 4. Shares Reserved for Issuance Under the Plan.

(a)	The total number of Shares reserved and available for issuance under the Plan shall initially be 8,527,494 Shares, subject to the adjustments provided in Section 5. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares. If there is an adjustment to the then-in effect Series A Conversion Price (as defined in the Articles) pursuant to Section 21(d) of the Articles, the number of shares reserved for issuance under the Plan shall be increased or decreased to such number of Shares representing 8.48% of the equity interest of the Company, on a Fully-Diluted Basis (as defined in the Articles) immediately following the Closing for Series B Shares (as defined in the Articles).

(b)	To the extent that (i) an Option expires or is otherwise cancelled or terminated without being exercised, or (ii) any Shares subject to any award of Restricted Stock, Restricted Stock Units or Other Awards are forfeited, such Shares shall again be available for issuance in connection with future Awards granted under the Plan. To the extent not prohibited by the listing requirements of The Nasdaq National Market (or other established stock exchange or national market system on which the Ordinary Shares are traded) and applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

(c)	From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Awards may be granted to any individual Optionee during any fiscal year shall not exceed 100,000.

Section 5. Equitable Adjustments

(a)	If there is an adjustment to the then-in effect Series A Conversion Price (as defined in the Articles) pursuant to Section 21(d) of the Articles, the number of shares reserved for issuance under the Plan shall be increased or decreased to such number of Shares representing 8.48% of the equity interest of the Company, on a Fully-Diluted Basis (as defined in the Articles) immediately following the Closing for Series B Shares (as defined in the Articles), and any Options, Restricted Stock, Restricted Stock Units or Other Awards granted under the Plan shall be proportionally adjusted.

(b)

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and/or kind of shares of capital stock reserved for issuance under the Plan, (ii) the kind, number and/or option price of ordinary shares or other property subject to outstanding Options granted under the Plan, and (iii) the kind, number and/or purchase price of ordinary shares or other property subject to outstanding awards of Restricted Stock, Restricted Stock

Units and Other Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided that, for the avoidance of doubt, such equitable substitution or proportionate adjustment as may be determined shall limit the total number of shares reserved for the plan to represent no more than 8.48% of the equity interest of the Company. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for either (x) the cancellation of any Awards outstanding upon the consummation of the Change in Capitalization or (y) the cancellation of any outstanding Awards in exchange for payment in cash or other property of the Fair Market Value of the Shares covered by such Awards, reduced, in the case of Options, by the exercise price thereof.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients. The Administrator shall have the authority to grant to any Eligible Recipient Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units or Other Awards, provided that directors of the Company or any Parent or Subsidiary who are not also employees of the Company or of any Parent or Subsidiary, and consultants or advisors to the Company or to any Parent or Subsidiary may not be granted Incentive Stock Options.

Section 7. Options.

(a)	General. Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Administrator may from time to time approve. The provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company, in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Nonqualified Stock Option. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in paragraphs (b)-(m) of this Section 6 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)	Exercise Price. The per share Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, be less than 100% of the Fair Market Value per Share on such date (110% of the Fair Market Value per Share on such date if, on such date, the Eligible Recipient owns (or is deemed to own under the Code) stock possessing more than ten percent (a “Ten Percent Owner”) of the total combined voting power of the Company or any Parent or Subsidiary of the Company).

(c)	Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. If the Eligible Participant is a Ten Percent Owner, an Incentive Stock Option may not be exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(d)	Exercisability. Unless otherwise approved by the Administrator, options shall vest and become exercisable as follows: after 12 months of employment (or the provision of services to the Company) by an Optionee as an employee, advisor or another service provider of the Company, 25% will vest and the remainder will vest monthly over the following 36 months. The Administrator may waive such exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)	Early Exercise. The Administrator may provide at the time of grant or any time thereafter, in its sole discretion, that any Option shall be exercisable with respect to Shares that otherwise would not then be exercisable, provided that, in connection with such exercise, the Optionee enters into a form of Restricted Stock Award Agreement approved by the Administrator.

(f)	Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by means of any broker’s cashless exercise procedure approved by the Administrator, (ii) in the form of unrestricted Shares or Restricted Stock already owned by the Optionee which, (x) in the case of unrestricted Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (y) has a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned Shares or Restricted Stock may be authorized only at the time of grant, (iii) loans pursuant to paragraph (h) of this Section 7, (iv) any other form of consideration approved by the Administrator and permitted by applicable law or (v) any combination of the foregoing. If payment of the Exercise Price is made in whole or in part in the form of Restricted Stock, the Shares received upon the exercise of such Option shall be restricted in accordance with the original terms of the Restricted Stock award in question, except that the Administrator may direct that such restrictions shall apply only to that number of Shares equal to the number of Shares surrendered upon the exercise of such Option.

(g)	Rights as Shareholder. An Optionee shall have no rights to dividends or any other rights of a shareholder with respect to the Shares subject to the Option until the Optionee has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 12 hereof and, if requested, has given the representation described in paragraph (b) of Section 13 hereof.

(h)

Loans. The Company or any Parent or Subsidiary may make loans available to Optionees for the payment of the exercise price of outstanding Options. Such loans shall (i) be evidenced by promissory notes entered into by the Optionees in favor of the

Company or any Parent or Subsidiary, (ii) bear interest at the applicable interest rate as the Administrator shall determine, (iii) be subject to such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, and (iv) be subject to Board approval (or to approval by the Administrator to the extent the Board may delegate such authority). Unless the Administrator determines otherwise, when a loan is made, Shares having an aggregate Fair Market Value at least equal to the principal amount of the loan shall be pledged by the Optionee to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its sole discretion; provided that each loan shall comply with all applicable laws, regulations and any other governmental agency having jurisdiction.

(i)	Nontransferability of Options. The Optionee shall not be permitted to sell, transfer, pledge or assign any Option other than by will and the laws of descent and distribution (including, with respect to a Non-Qualified Stock Option only, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the Participant) and all Options shall be exercisable during the Participant’s lifetime only by the Participant, in each case, except as set forth in the following two sentences. During an Optionee’s lifetime, the Administrator may, in its discretion, permit the transfer, assignment or other encumbrance of an outstanding Option if such Option is a Nonqualified Stock Option or an Incentive Stock Option that the Administrator and the Participant intend to change to a Nonqualified Stock Option. Subject to the approval of the Administrator and to any conditions that the Administrator may prescribe, an Optionee may, upon providing written notice to the Company, elect to transfer any or all Options described in the preceding sentence to members of his or her Immediate Family, provided that no such transfer by any Participant may be made in exchange for consideration.

(j)	Termination of Employment or Service. If an Optionee’s employment with or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary terminates for any reason other than Cause, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date set forth in the Award Agreement, or such later date as is otherwise determined by the Administrator, but in no event shall such exercise period be less than 30 days after such termination (six months in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Optionee, to the extent that they were not exercisable at the time of such termination, shall expire on the date of such termination. The 30-day period described in the preceding sentence (i) shall be extended to six months from the date of such termination in the event of the Optionee’s death or Disability during such 30-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term. In the event of the termination of an Optionee’s employment for Cause, all outstanding Options granted to such Participant shall expire on the date of such termination.

(k)	Acceleration Upon Change in Control. If, during the one-year period following the occurrence of a Change in Control, the employment of an Optionee is terminated by reason of a Qualifying Termination, each Option held by such Optionee under the Plan and outstanding at such time shall become fully and immediately exercisable.

(l)	Right of First Refusal. Unless otherwise determined by the Administrator, each Award Agreement evidencing the grant of an Option shall provide that the right of an Optionee to dispose of Shares acquired upon exercise of an Option prior to the occurrence of a Public Offering shall be conditioned upon the Company’s first being offered the opportunity to purchase such Shares itself, subject to such terms and conditions as may be set forth in the Award Agreement.

(m)	Limitation on Incentive Stock Options. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

Section 8. Restricted Stock and Restricted Stock Units.

(a)	General. Awards of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Awards of Restricted Stock and Restricted Stock Units shall be made; the number of Shares and/or Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; and the Restricted Period (as defined in Section 8(d)) applicable to awards of Restricted Stock and Restricted Stock Units. The provisions of the awards of Restricted Stock or Restricted Stock Units need not be the same with respect to each Participant.

(b)	Purchase Price. The price per Share, if any, that a Recipient must pay for Shares purchasable under an award of Restricted Stock shall be determined by the Administrator in its sole discretion at the time of grant.

(c)	Awards and Certificates. The prospective recipient of an Award of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has executed an Award Agreement evidencing the Award and delivered a fully executed copy thereof to the Company, within such period as the Administrator may specify after the award date. Each Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award; provided that the Company may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.

(d)

Nontransferability. The Awards of Restricted Stock and Restricted Stock Units granted pursuant to this Section 8 shall be subject to the restrictions on transferability set forth in this paragraph (d). During such period as may be set by the Administrator in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock or Restricted Stock Units awarded under the Plan except by will or the laws of descent and distribution; provided that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine in its sole discretion. The Administrator may also impose such other restrictions and conditions, including the achievement of preestablished corporate performance goals, on awarded Restricted Stock and Restricted Stock Units as it deems appropriate. In no event shall the Restricted Period end with respect to a Restricted Stock Award or Restricted Unit Award prior to the satisfaction by the Participant of any liability arising under Section 12 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect.

(e)	Rights as a Shareholder. Except as provided in Section 8(c), the Participant shall possess all incidents of ownership with respect to Shares of Restricted Stock during the Restricted Period, including the right to receive or reinvest dividends with respect to such Shares and to vote such Shares. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such awards of Restricted Stock except as the Administrator, in its sole discretion, shall otherwise determine. A Participant who is awarded Restricted Stock Units shall posses no incidents of ownership with respect to the Units, provided that the Award Agreement may provide for payments in lieu of dividends to such Participant.

(f)	Termination of Employment. The rights of Participants granted Awards of Restricted Stock or Restricted Stock Units upon termination of employment or service as a director, consultant or advisor to the Company or to any Parent or Subsidiary for any reason during the Restricted Period shall be set forth in the Award Agreement governing such Awards. Unless the Administrator determines otherwise, the Company shall have a repurchase right with respect to Restricted Stock and Restricted Stock Units exercisable during the Restricted Period upon the voluntary or involuntary termination of the Participant’s employment or service with the Company for any reason prior to the occurrence of a Public Offering. The purchase price for Shares repurchased pursuant to the Award Agreement shall be no less than the price paid by the Participant and may be paid by cancellation of any indebtedness of the Participant to the Company. The repurchase right shall lapse at a rate determined by the Administrator.

(g)	Early Exercise Options. The Administrator shall award Restricted Stock to a Participant upon the Participant’s early exercise of an Option under Section 7(c) hereof. Unless otherwise determined by the Administrator, the lapse of restrictions with respect to such Restricted Stock shall occur on the same schedule as the Option for which the Restricted Stock was exercised.

(h)	Loans. In the sole discretion of the Administrator, loans may be made to Participants in connection with the purchase of Restricted Stock under substantially the same terms and conditions as provided in Section 7(h) of the Plan with respect to the exercise of Options.

(i)	Effect of Change in Control. If, during the one-year period following the occurrence of a Change in Control, the employment of a Recipient is terminated by reason of a Qualifying Termination, all outstanding Shares of Restricted Stock and all Restricted Stock Units held by such Recipient which have not theretofore vested shall immediately vest and all restrictions on such Shares shall immediately lapse.

Section 9. Other Awards.

Other forms of Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, the Ordinary Shares may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

Section 10. Amendment and Termination.

The Board may amend, alter or discontinue the Plan, provided that no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent and provided, further that the adoption, termination or material amendment to the terms of the Plan (including the number of shares reserved, vesting period, and exercise price of options), and any approval of grants on non-standard terms shall require the approval of the Preferred Directors; provided that if such adoption, termination or material amendment has a negative material impact on the rights and privileges accruing to the Preferred Shares held by any holder of Preferred Shares and such impact is disproportionate to any negative material impact on the other holders of Preferred Shares, the approval of such disproportionately affected holder of Preferred Shares will be required. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m), Section 422 of the Code, stock exchange rules or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

Section 11. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 12. Withholding Taxes.

Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

Section 13. General Provisions.

(a)	Shares shall not be issued pursuant to the exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Ordinary Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer.

(c)	All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(d)	Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Parent or Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Parent or Subsidiary to terminate the employment or service of any of its Eligible Recipients at any time.

Section 14. Shareholder Approval; Effective Date of Plan.

(a)	The grant of any Award hereunder shall be contingent upon shareholder approval of the Plan being obtained within 12 months before or after the date the Board adopts the Plan.

(b)	Subject to the approval of the Plan by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, the Plan shall be effective as of January 31, 2008 (the “Effective Date”).

Section 15. Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.